Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        EVERTRUST FINANCIAL GROUP, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        EVERTRUST FINANCIAL GROUP, INC.
-----------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
-----------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
-----------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
-----------------------------------------------------------------------------
 (4)  Proposed maximum aggregate value of transaction:
                              N/A
-----------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
-----------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
-----------------------------------------------------------------------------
(3)  Filing party:
                             N/A
-----------------------------------------------------------------------------
(4)  Date filed:
                             N/A
-----------------------------------------------------------------------------

                                             [Logo-EverTrust Financial Group]

June 25, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of EverTrust Financial Group, Inc. ("Company"). The meeting will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 24, 2001 at 7:00 p.m., local time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describes the formal business to be transacted at the meeting. Please take a moment to read this material. When you have finished, please mark, sign, date and return your proxy card in the enclosed envelope.

     If you have any questions about this material or what to expect at our annual meeting, I would like to extend an invitation to contact our director of investor relations, Brad Ogura (425/258-0380 or e-mail
Ogura@EverTrustFinancial.com).

     Your vote is important. Whether or not you attend this meeting in person, and regardless of the number of shares you own, it is important that your shares are represented at this meeting. To make sure your shares are represented, please mark, sign, date and return your proxy card as soon as possible. This will allow us to avoid the expense of a follow-up mailing. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     On behalf of the board of directors and officers of EverTrust Financial Group, Inc., we look forward to seeing you at our annual meeting and providing you with an update on our operations.

                                       Sincerely,

                                       /s/Michael B. Hansen
                                       Michael B. Hansen
                                       President and Chief Executive Officer

                       EVERTRUST FINANCIAL GROUP, INC.
                              2707 COLBY AVENUE
                          EVERETT, WASHINGTON 98201
                               (425) 258-3645
------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JULY 24, 2001
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EverTrust Financial Group, Inc. ("Company") will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 24, 2001, at 7:00 p.m., local time, for the following purposes:

     (1)    To elect three directors of the Company;

     (2) To approve the appointment of Deloitte and Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002; and

     (3) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on May 31, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/LORELEI CHRISTENSON
                                  LORELEI CHRISTENSON
                                  CORPORATE SECRETARY

Everett, Washington
June 25, 2001

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                               PROXY STATEMENT
                                     OF
                       EVERTRUST FINANCIAL GROUP, INC.
                              2707 COLBY AVENUE
                          EVERETT, WASHINGTON 98201
                               (425) 258-3645
------------------------------------------------------------------------------
                       ANNUAL MEETING OF STOCKHOLDERS
                                JULY 24, 2001
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EverTrust Financial Group, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for EverTrust Bank (formerly Everett Mutual Bank) ("Bank"). The Meeting will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 24, 2001, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about June 25, 2001.

------------------------------------------------------------------------------
                       VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on May 31, 2001 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of the Voting Record Date, the Company had 7,133,243 shares of Common Stock issued and outstanding.

     If you want to vote your shares of Company Common Stock held in street name (if you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee) in person at the Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of independent auditors. If a stockholder of record attends the Meeting, he or she may vote by ballot.

     Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Participants in the EverTrust Financial Group, Inc. ESOP. If a stockholder is a participant in the EverTrust Financial Group, Inc. Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustee of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     Voting. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposal to be voted upon at the Meeting, stockholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

------------------------------------------------------------------------------
       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended
("Exchange Act").   Based on such reports, management knows of no persons who
beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The following table sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and by all directors and executive officers as a group.

                                       Number of Shares     Percent of Shares
Name                                Beneficially Owned (1)     Outstanding
----                                ----------------------     -----------

Directors

Margaret B. Bavasi                         31,984                   *
Thomas R. Collins                          40,291                   *
Thomas J. Gaffney                          33,465                   *
R. Michael Kight                           32,699                   *
Robert A. Leach, Jr.                       37,327                   *
George S. Newland                          33,977                   *
William J. Rucker                          44,699                   *

                     (table continued on following page)

                                       Number of Shares     Percent of Shares
Name                                Beneficially Owned (1)     Outstanding
----                                ----------------------     -----------

Named Executive Officers(2)

Michael B. Hansen(3)(4)                   150,624                 2.11
Michael R. Deller (3)                      64,067                    *
Jeffrey R. Mitchell                        56,764                    *
Lorelei Christenson(5)                     70,386                    *
All Executive Officers and
 Directors as a Group (11 persons)        596,284(6)              8.36

-------------
*     Less than one percent of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Company's ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Hansen, 3,905 shares; Mr. Deller, 2,949 shares; Mr. Mitchell, 2,071 shares; and Ms. Christenson, 2,071 shares; all executive officers and directors as a group, 10,996 shares. Shares of restricted stock awarded under the Company's 2000 Management Recognition Plan ("MRP"), as to which the holders have voting power but not investment power, are included as follows: Mrs. Bavasi, 11,100 shares; Mr. Collins, 11,100 shares; Mr. Gaffney, 12,049 shares; Mr. Kight, 13,026 shares; Mr. Leach, 11,100 shares; Mr. Newland, 12,049 shares; Mr. Rucker, 13,026 shares; Mr. Hansen, 66,139 shares, Mr. Deller, 28,756 shares; Mr. Mitchell, 28,756 shares; and Ms. Christenson, 37,383 shares; all executive officers and directors as a group, 52,210 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the Voting Record Date through the exercise of stock options granted pursuant to the Company's 2000 Stock Option Plan: Mrs. Bavasi, 6,416 shares; Mr. Collins, 6,416 shares; Mr. Gaffney, 6,416 shares; Mr. Kight, 6,416 shares; Mr. Leach, 6,416 shares; Mr. Newland, 6,416 shares; Mr. Rucker, 6,416 shares; Mr. Hansen, 35,945 shares, Mr. Deller, 17,973 shares; Mr. Mitchell, 12,581 shares; and Ms. Christenson, 8,986 shares; all executive officers and directors as a group, 120,398 shares.
(2) SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hansen, Deller, Mitchell, and Ms. Christenson were the Company's "named executive officers" for the fiscal year ended March 31, 2001.
(3)   Messrs. Hansen and Deller are also directors of the Company.
(4) Includes 3,100 shares owned by Mr. Hansen's spouse's individual retirement account ("IRA").
(5)   Includes 5,000 shares owned by Ms. Christenson's spouse's IRA.
(6) Includes an approximation of the number of shares in the participant's ESOP account.

------------------------------------------------------------------------------
                     PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of nine members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the Meeting to serve for a term of three years or until their respective successors have been elected and qualified. The nominees for election this year are Michael
B. Hansen, George S. Newland and William J. Rucker, each of whom is a current member of the Board of Directors of the Company and of the Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Hansen, Newland and Rucker.

     The following table sets forth certain information regarding the nominees for election at the Meeting, as well as information regarding those directors continuing in office after the Meeting.

                                    Year First Elected or     Term to
Name                      Age(1)    Appointed Director(2)     Expire
----                      ------    ---------------------     ------

                                   BOARD NOMINEES

Michael B. Hansen          59             1981                2004 (3)
George S. Newland          61             1985                2004 (3)
William J. Rucker          61             1976                2004 (3)

                           DIRECTORS CONTINUING IN OFFICE

Michael R. Deller          50             1999                2002
Robert A. Leach, Jr.       51             1997                2002
Thomas R. Collins          58             1994                2002
Margaret B. Bavasi         46             1996                2003
R. Michael Kight           62             1974                2003
Thomas J. Gaffney          53             1984                2003

-------------
(1)  As of March 31, 2001.
(2) Includes prior service on the Board of Directors of the Bank and the Company's predecessor, Mutual Bancshares.
(3)  Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Michael B. Hansen is Chairman of the Board, President and Chief Executive Officer of the Company and Chief Executive Officer of EverTrust Bank. Mr. Hansen has been employed by the Bank for 22 years.

     George S. Newland is the President and owner of Newland Construction Co., Inc., a general contracting company specializing in commercial, industrial and institutional projects in the greater Northwest area. Mr. Newland has over 39 years of experience in the construction area.

     William J. Rucker is the Chief Executive Officer and owner of H&L Sporting Goods/Soccer West, a retail and institutional sporting goods business.

     Michael R. Deller is Executive Vice President of the Company and President and Chief Operating Officer of the Bank. Prior to his appointment as President of the Bank in April 2000, he had served as Executive Vice President and Chief Operating Officer since 1997. From 1994 to 1997, Mr.
Deller was the Executive Director of the Port of Everett.   Mr. Deller is the
brother-in-law of Thomas R. Collins.

     Robert A. Leach, Jr. is an investment executive and senior vice president of Ragen Mackenzie, Inc., a financial services company. Mr. Leach has worked in the financial services industry for 19 years.

     Thomas R. Collins is an attorney and Senior Partner in the Anderson Hunter Law Firm, P.S., which firm he has been associated with for 32 years. Mr. Collins is the brother-in-law of Michael R. Deller, the President and Chief Operating Officer of the Bank.

     Margaret B. Bavasi is the former co-owner of the Everett AquaSox Baseball Club, a minor league baseball club. She served as the Club's Vice President from 1984 to 1999.

     R. Michael Kight is an attorney and a Partner in the law firm of Newton-Kight, L.L.P., which he joined 34 years ago. The firm serves as general counsel to the Bank.

     Thomas J. Gaffney is a Partner of the Everett office of Moss Adams LLP, a certified public accounting firm, with which he has been associated for 32 years.

------------------------------------------------------------------------------
              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

Committees of the Company

     The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the fiscal year ended March 31, 2001, the Board of Directors of the Company held 12 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

     The Company's Board of Directors has established Audit, Nominating and Compensation Committees.

     The Audit Committee, consisting of Directors Leach, Gaffney and Rucker, receives and reviews all reports prepared by the Company's external and internal auditor. The Audit Committee met 12 times during the fiscal year ended March 31, 2001.

     The Nominating Committee, consisting of Directors Leach, Hansen, Gaffney and Rucker, makes recommendations to the Board for the annual selection of management's nominees for election as directors of the Company. The Nominating Committee met once during the fiscal year ended March 31, 2001.

     The Compensation Committee, consisting of Directors Leach, Bavasi and Rucker, makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee meets as needed and met once during the fiscal year ended March 31, 2001.

Committees of EverTrust Bank

     The Bank's Board of Directors meets monthly and has special meetings as needed. During the year ended March 31, 2001, the Board of Directors met 16
times.   No director attended fewer than 75% of the total meetings of the board and committees on which such board members served during this period.

     The Executive Committee of the Bank, comprised of Directors Bavasi, Rucker and Leach, sets board policies and reviews the performance and salary of the Bank's Chief Executive Officer. In fiscal 2001, this Committee met once.

     The Loan Review Committee of the Bank, comprised of Directors Bavasi, Collins, Kight and Newland, meets at least monthly. This Committee monitors the Bank's lending practices and policies. In fiscal 2001, this Committee met 18 times.

     The Audit and Budget Committee of the Bank, comprised of Directors Leach, Gaffney and Rucker, meets monthly. This Committee reviews internal auditing functions and establishes policies to assure full disclosure of the Bank's financial condition. This Committee also oversees the audit prepared by an external audit firm and the results of the examinations of the Federal Deposit Insurance Corporation and the Washington Division of Banks. In fiscal 2001, this Committee met 12 times.

     The Investment Committee of the Bank, comprised of Directors Kight, Leach, Rucker and Newland, meets quarterly. This Committee reviews the liquidity investments of the Bank. In fiscal 2001, this Committee met four times.

     The Nominating Committee of the Bank, comprised of Directors Rucker, Gaffney, Hansen and Leach, meets as necessary. This Committee reviews and investigates potential board members when there is a vacancy on the board. In fiscal 2001, this Committee met once.

     The entire board of directors of the Bank determines the salaries to be paid to officers of the Bank, based on recommendations of the Chief Executive Officer. The board of directors met once during fiscal 2001 to discuss such salary matters.

------------------------------------------------------------------------------
                               DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     All non-officer directors receive an annual retainer of $10,000 paid quarterly in increments of $2,500. Also, all non-officer directors, other than the Vice Chairman of the Board, receive a fee of $550 per board meeting attended and $220 per committee meeting attended. The Vice Chairman of the Board receives a fee of $660 per board meeting attended and the chairman of each committee receives $275 per committee meeting attended. Total fees paid to directors during the year ended March 31, 2001 were $169,085, including amounts deferred as described below.

     Directors participate in a Company sponsored voluntary deferred compensation program that is also available to a select group of management and/or highly compensated employees. Under the plan, a director is permitted to defer all or a specified portion of the compensation paid to them.
Deferral amounts are credited to a director's Deferred Compensation Account and credited with earnings as of the last day of each calendar quarter in accordance with such benchmark investment measures selected by the director as specified in the plan. During the year ended March 31, 2001, $46,400 of directors compensation was deferred (net of distributions) under the plan.

------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following table shows the compensation, including amounts deferred to future periods by the officers, paid to the Company's Chief Executive Officer and named executive officers, whose salary and bonus exceeded $100,000, during the fiscal year ended March 31, 2001.



                                                                        Long-term Compensation
                                        Annual Compensation(1)                  Awards
                                -------------------------------------   ----------------------     All
                                                              Other     Restricted   Number       Other
Name and                                                     Compen-      Stock        of        Compen-
Position                        Year   Salary    Bonus    sation(3)(4)   Awards(5)  Options(6)   sation(7)
--------                        ----   ------    -----    ------------   ---------  ----------   ---------

Michael B. Hansen               2001  $208,200  $30,000(2)        --     $997,255    179,725     $29,693
Chairman of the Board,          2000   200,000   52,000           80           --         --      38,000
 President and Chief            1999   185,000   72,000       15,625           --         --       7,949
 Executive Officer of the
 Company; and Chief
 Executive Officer of the Bank

Michael R. Deller               2001   150,000   22,500(2)        --      433,587     89,863      25,251
Executive Vice President of     2000   135,000   31,000           --           --         --      25,094
 the Company and President      1999   120,000   51,000          217           --         --       4,723
 and Chief Operating Officer
 of the Bank

Jeffrey R. Mitchell             2001   101,000   15,000(2)        --      433,587     62,904      17,415
Senior Vice President and       2000    97,000   21,300           --           --         --      17,822
 Chief Financial Officer of     1999    90,000   36,000          347           --         --       3,912
 the Company, the Bank,
 I-Pro, Inc. and Mutual Banc-
 shares Capital, Inc.

Lorelei Christenson             2001   101,000   15,000(2)        --      563,669     44,931      17,415
Senior Vice President and       2000    97,000   21,300           57           --         --      18,571
 Corporate Secretary of the     1999    90,000   29,000        9,276           --         --       3,893
 Company; Senior Vice
 President, and Corporate
 Secretary of the Bank,
 Mutual Bancshares Capital,
 Inc. and I-Pro, Inc.
-------------------
(1)  Salary and bonus information does not exclude amounts deferred under a nonqualified deferred compensation plan.
(2)  Paid in April 2001 for fiscal year ending March 31, 2001.
(3)  The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(4)  Amounts reported are earnings credited to the non-qualified deferred compensation programs in excess of
     120% of the applicable federal rate.

                                          (footnotes continued on following page)


(5) Represents the value of restricted stock awards at October 1, 2000, the date of grant, pursuant to the Management Recognition Plan ("MRDP"). Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. The awards vest pro rata over a five-year period with the first 20% having vested on October 1, 2000. At March 31, 2001, the value of the unvested restricted stock awards were: Mr. Hansen, $884,609; Mr. Deller, $384,612; Mr. Mitchell, $384,612; and Ms.
     Christenson, $499,998.
(6) Subject to pro rata vesting over a five year period with the first 20% installment having vested on October 1, 2000. For each of Messrs. Deller and Mitchell includes 41,450 incentive stock options.
(7) Amounts for fiscal year 2001 reflect: for Mr. Hansen, 401(k) contribution of $7,097, payment of term life insurance premium of $576, and ESOP contribution of $22,020; for Mr. Deller, 401(k) contribution of $5,769, payment of term life insurance premium of $576, and ESOP contribution of $18,906; for Mr. Mitchell, 401(k) contribution of $4,034, payment of term life insurance premium of $438, and ESOP contribution of $12,943; for Ms. Christenson, 401(k) contribution of $4,034, payment of term life insurance premium of $438, and ESOP contribution of $12,943.

     Option Grant Table. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and named executive officers during the calendar year ended March 31, 2001.

                                         Individual Grants
                  -----------------------------------------------------------
                               Percent                           Potential
                               of Total                      Realizable Value
                               Options                     at Assumed Annual
                    Number     Granted                         Rates of Stock
                      of         to                         Price Appreciation
                  Securities  Employees                         for Option
                  Underlying     in    Exercise                   Term (2)
                    Options    Fiscal   Price  Expiration  -------------------
    Name           Granted(1)   Year    ($/Sh)    Date       5%($)     10%($)
    ----           ----------   ----    ------    ----       -----     ------


Michael B. Hansen   179,725    25.7%  $12.0625  8/29/10  $1,363,401 $3,455,127

Michael R. Deller    41,450     5.9    12.0625  8/29/10     314,441    796,856
                     48,413     6.9    12.0625  8/29/15     630,074  1,855,455

Jeffrey R. Mitchell  41,450     5.9    12.0625  8/29/10     314,441    796,856
                     21,454     3.1    12.0625  8/29/15     279,215    822,235

Lorelei Christenson  44,931     6.4    12.0625  8/29/10     340,848    863,777
------------
(1) Each option grant reported in the table vests at the rate of 20% per annum. For each of Messrs. Deller and Mitchell includes 41,450 incentive stock options. Options will become immediately exercisable in the event of a change in control of the Company
(2) The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Company Common Stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's Common Stock would be approximately $19.65 and $31.29, respectively, as of the expiration date of the options.

     Option Exercise/Value Table.   The following information is presented for
the Chief Executive Officer and the named executive officers.


                                                       Number of
                                                 Securities Underlying            Value of Unexercised
                                                  Unexercised Options             In-the-Money Options
                      Shares                      at Fiscal Year End(#)         at Fiscal Year End($)(1)
                    Acquired on     Value       ---------------------------    ----------------------------
   Name             Exercise (#)  Realized($)   Exercisable   Unexercisable    Exercisable   Unexercisable
   ----             ------------  -----------   -----------   -------------    -----------   --------------

Michael B. Hansen         --      $   --           35,945        143,780         $47,178       $188,711

Michael R. Deller         --          --           17,973         71,890          23,590         94,356

Jeffrey R. Mitchell       --          --           12,581         50,323          16,513         66,049

Lorelei Christenson       --          --            8,986         35,945          11,794         47,178



--------------
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on March 31, 2001 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

     Employment Agreements for Executive Officers. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Hansen, Deller and Mitchell (individually, the "Executive"). Under the Employment Agreements, the current salary levels for Messrs. Hansen and Mitchell are $208,000 and $101,000, respectively, which amounts are paid by the Company, and for Mr. Deller, $150,000, which is paid by the Bank, and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreements are terminable by the Employers at any time, by the Executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Employers would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

     The Employment Agreements provide for severance payments and other benefits if the Executive is involuntarily terminated because of a change in control of the Employers. The agreements authorize severance payments on a similar basis if the Executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreements define the term "change in control" as having occurred when, among other things, a person other than the Company purchases shares of Common Stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period prior to the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount, or a combination of a cash payment and continued coverage under the Employer's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 2001 and that Messrs. Hansen, Deller and Mitchell each elected to receive a lump sum cash payment, they would be entitled to a payment of approximately $622,518, $448,500 and $301,990, respectively. Section 280G of the Internal Revenue Code, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount of such excess payments. If excess parachute payments are made, the Employers would not be entitled to deduct the amount of such excess payments. The Employment Agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the Executive will be considered excess parachute payments.

     The Employment Agreements restrict each Executive's right to compete against the Bank for a period of one year from the date of termination of the agreement if the Executive voluntarily terminates employment except in the event of a change in control.

------------------------------------------------------------------------------
                          AUDIT COMMITTEE MATTERS
------------------------------------------------------------------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended March 31, 2001:

     * The Audit Committee has completed its initial review and discussion of the Company's 2001 audited financial statements with management;

     * The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

     * The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

     * The Audit Committee has, based on its initial review and discussions with management of the Company's 2001 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2001 be included in the Company's Annual Report on Form 10-K.

          Audit Committee:         Robert A. Leach, Jr., Chairman
                                   Thomas J. Gaffney
                                   William J. Rucker

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

------------------------------------------------------------------------------
                      COMPENSATION COMMITTEE MATTERS
------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other named executive officers. The disclosure requirements for the Chief Executive Officer and named executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committee of the Board of Directors of the Bank. Performance is evaluated and salaries are set by the Compensation Committee of the Bank.

     General. The Bank's Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels. The Committee has final authority to set compensation levels.

     Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and the Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     * To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

     * To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

     * To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

     * To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

     The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

     Base Salary. The Company's current compensation plan involves a combination of salary, cash bonuses to reward short-term performance, and voluntary participation in the deferred compensation plan. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon and the United States. The Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman & Robertson, Inc., Actuaries and Consultants, covering 110 institutions and combining the studies of the Washington Bankers Association, Washington Savings League, Puget Sound Banking Industry and Seattle Mortgage Banking Industry, and the SNL Executive Compensation Review.

     Bonus Program. A short-term incentive bonus plan is in effect for the officers of the Bank which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 50% of salary for the chief executive officer, up to 40% of salary for executive vice presidents, up to 35% of salary for senior vice presidents and certain other officers. In certain circumstances, bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The performance bonus is based primarily on quantifiable data such as return on assets, return on equity and level of operating expenses. Subjective evaluation of performance is limited.

     Deferred Compensation. The Company sponsors a voluntary deferred compensation plan for directors and a select group of management and/or highly compensated employees. An eligible employee is permitted to defer all or a specified portion of his compensation. Deferral amounts are credited to a participant's Deferred Compensation Account on a payroll deduction basis and credited with earnings on the last calendar day of each quarter in accordance with the benchmark investment measures selected by the participant as specified in the plan.

     Compensation of the Chief Executive Officer. During the calendar year ended March 31, 2001, the base salary of Michael B. Hansen, Chairman of the Board, President and Chief Executive Officer of the Company, and Chief Executive Officer of the Bank, was $208,000. In addition, he was credited with $1.3 million in other compensation (comprised of a bonus of $30,000; restricted stock awards of $997,225; stock options of $235,889 (total value of in-the-money options); retirement plan contributions of $7,097; ESOP contributions of $22,020; and term life insurance premiums of $576. This resulted in total compensation of $1.5 million, which represents a 417%
increase from the twelve month period ended March 31, 2000.   The Committee
believes that Mr. Hansen's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Hansen did not participate in the Committee's consideration of his compensation level for the fiscal year.

     Compensation of Named Executive Officers.   During the calendar year
ended March 31, 2001, the base salary of Michael R. Deller, Executive Vice President of the Company, and President and Chief Operating Officer of the Bank, was $150,000. In addition, he was credited with $599,284 in other compensation (comprised of a bonus of $22,500; restricted stock awards of $433,587; stock options of $117,946 (total value of in-the-money options); retirement plan contributions of $5,769; ESOP contributions of $18,906; and term life insurance premiums of $576). This resulted in total compensation of $749,284, which represents a 292% increase from the twelve month period ended
March 31, 2000.   The Committee believes that Mr. Deller's compensation is
appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Deller did not participate in the Committee's consideration of his compensation level for the fiscal year.

     During the calendar year ended March 31, 2001, the base salary of Jeffrey
R. Mitchell, Senior Vice President and Chief Financial Officer of the Company, the Bank, I-Pro, Inc. and Mutual Bancshares Capital, Inc. was $101,000. In addition, he was credited with $551,564 in other compensation (comprised of a bonus of $15,000; restricted stock awards of $433,587; stock options of $85,582 (total value of in-the-money options); retirement plan contributions of $4,034; ESOP contributions of $12,943; and term life insurance premiums of $438). This resulted in total compensation of $652,564, which represents a 379% increase from the twelve month period ended March 31, 2000. The Committee believes that Mr. Mitchell's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Mitchell did not participate in the Committee's consideration of his compensation level for the fiscal year.

     During the calendar year ended March 31, 2001, the base salary of Lorelei Christenson, Senior Vice President, Chief Information Officer and Corporate Secretary of the Company, the Bank, I-Pro, Inc. and Mutual Bancshares Capital, Inc. was $101,000. In addition, she was credited with $655,056 in other compensation (comprised of a bonus of $15,000; restricted stock awards of $563,669; stock options of $58,972 (total value of in-the-money options); retirement plan contributions of $4,034; ESOP contributions of $12,943; and term life insurance premiums of $438. This resulted in total compensation of $756,056,which represents a 452% increase from the twelve month period ended March 31, 2000. The Committee believes that Ms. Christenson's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Ms. Christenson did not participate in the Committee's consideration of her compensation level for the fiscal year.

               Compensation Committee:
                                          Robert A. Leach, Jr., Chairman
                                          Margaret B. Bavasi
                                          William J. Rucker

     Compensation Committee Interlocks and Insider Participation. Mr. Hansen, Chairman of the Board, President and Chief Executive Officer of the Company, and Chief Executive Officer of the Bank, serves as a member of the Compensation Committee of the Company and the Bank. Although Mr. Hansen recommends compensation to be paid to the named executive officers, the entire Board of Directors of the Company and the Bank reviews such recommendations and sets the compensation for Mr. Hansen.

     Performance Graph. The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the Russell 2000 Index, Nasdaq Combined Bank Index, and the SNL Thrift Index, a peer group index. The graph assumes that the value of the investment was 100 on October 4, 1999, the initial day of trading, and that all dividends were reinvested. The closing price of the Company's Common Stock on the initial day of trading was $10.938 per share and the initial offering price for the Company's Common Stock was $10.00 per share.


                                                           Period Ending
                        -----------------------------------------------------------------------------------
                        10/4/1999   12/31/1999   3/31/2000   6/30/2000   9/29/2000   12/29/2000   3/30/2001
                        ---------   ----------   ---------   ---------   ---------   ----------   ---------
EverTrust Financial
 Group, Inc.             100.00        93.44       98.63       103.13      127.05       130.45      137.65
Russell 2000 Index       100.00       118.72      127.11       122.34      123.72       115.33      107.99
Nasdaq Combined
 Bank Index              100.00        99.68       90.85        89.52      106.64       116.67      114.02
SNL Thrift Index         100.00        90.77       88.06        91.63      115.93       141.10      142.86





------------------------------------------------------------------------------
           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2001 all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

------------------------------------------------------------------------------
                      TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Current law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. Loans to all directors and executive officers and their associates
totaled approximately $2.0 million at March 31, 2001.   Such loans (i) were
made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

------------------------------------------------------------------------------
      PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the calendar year ended March 31, 2001. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2002, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

     The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's financial statements for fiscal 2001and the reviews of the financial statements included in the Company's Forms 10-Q for that year, including travel expenses, were $88,500.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP performed no financial information system design or implementation work for the Company during the fiscal year ended March 31, 2001.

All Other Fees

     Other than audit fees, the aggregate fees billed to the Company by Deloitte & Touche LLP for fiscal 2001, none of which were financial information systems design and implementation fees, were $11,300. The Audit Committee of the Board of Directors determined that the services performed by Deloitte & Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

     If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the Meeting, other independent public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002.


------------------------------------------------------------------------------
                               OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                                MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained MacKenzie Partners, Inc., to assist in soliciting proxies for a fee not to exceed $4,000, including reimbursable expenses.

     The Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                           STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 2707 Colby Avenue, Suite 600, Everett, Washington, no later than February 26, 2002. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation generally provide that stockholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Corporate Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of stockholders; provided, however, if less than 31 days' notice is given, such notice shall be delivered to the Corporate Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the stockholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such stockholder.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/LORELEI CHRISTENSON

                                 LORELEI CHRISTENSON
                                 CORPORATE SECRETARY


Everett, Washington
June 25, 2001

                                                                    EXHIBIT A

                       EverTrust Financial Group, Inc.
                           Audit Committee Charter


The Audit Committee ("the Committee "), of the Board of Directors (the Board") of EverTrust Financial Group Inc ("the Company "), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at lease one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the committee may designate a Chair by majority vote of the full Committee membership. The members of the committee shall appoint a secretary who need not be a committee member.

RESPONSIBILITY

The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to any governmental body or the public; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. The financial statements are the responsibility of management and the audit is the responsibility of the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee is to meet in separate executive sessions with management, the independent accountants and internal audit at least once each year and at other times when considered appropriate.

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meeting.

RESPONSIBILITIES AND DUTIES

In carrying out its oversight responsibilities, the Committee shall:

Documents/Reports Review
------------------------

1. Review and update this Charter at least annually and recommend any proposed changes to the Board for approval, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's responses.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. The Committee will ascertain that the independent accountant views the Board as its client, that it will be available to the full Board of Directors at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about the company's internal controls, including computerized information system controls and security. They will also consult about the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

9. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants; judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement
-------------------

12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management preparation of the financial statements and the view of each as to appropriateness of such judgement.

13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions of the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

19. Review activities, organizational structure, and qualifications of the internal audit department.

20. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

21. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

22. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                              REVOCABLE PROXY
                      EVERTRUST FINANCIAL GROUP, INC.
------------------------------------------------------------------------------
                      ANNUAL MEETING OF STOCKHOLDERS
                               JULY 24, 2001
------------------------------------------------------------------------------

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of EverTrust Financial Group, Inc. ("Company") with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 24, 2001, at 7:00 p.m., local time, and at any and all adjournments thereof, as indicated.

                                                         VOTE
                                                         FOR    WITHHELD

1. The election as director of the nominees             [   ]    [   ]
   listed below (except as marked to the
   contrary below).

   Michael B. Hansen
   George S. Newland
   William J. Rucker

   INSTRUCTIONS:  To withhold your vote
   for any individual nominee, write the
   nominee's name on the line below.

   ---------------------------------------------
                                                     FOR   AGAINST   ABSTAIN

2. The approval of the appointment of Deloitte &     [ ]     [ ]       [ ]
   Touche LLP as independent auditors for the fiscal year ending March 31, 2002.

3. In their discretion, upon such other matters as may properly come before the meeting.

   The Board of Directors recommends a vote "FOR" the above proposals.

------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of First Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the Annual Report on Form 10-K for the year ended March 31, 2001.


                                      Dated:                         , 2001
                                               ------------------------


                                      ----------------------------------------
                                      PRINT NAME OF STOCKHOLDER

                                      ----------------------------------------
                                      SIGNATURE OF STOCKHOLDER

                                      ----------------------------------------
                                      PRINT NAME OF STOCKHOLDER

                                      ----------------------------------------
                                      SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
------------------------------------------------------------------------------